                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               January 3, 1997
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                               SINTER METALS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13366                25-1677695
     ---------------               -----------            -------------
     (State or other               (Commission             (IRS Employer
     jurisdiction of               File Number)           Identification No.)
      Incorporation)

       50 Public Square, Cleveland, Ohio                              44113
--------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)

      Registrant's telephone number, including area code: (216) 771-6700
                                                         ---------------

                              Page 1 of 33 Pages
                                   --   --

                  The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated [ , 199_] as set forth in the pages attached hereto.

"Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to update the historical financial information provided in connection with the acquisition of Krebsoge Sinterholding GmbH by the Registrant and pro forma financial information for the Registrant for the year ended December 31, 1996, which information is based on the historical financial statements of Sinter, PMH, and Krebsoge and has been prepared to illustrate the effects of the Acquisition and the New Credit Facility.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of Krebsoge Sinterholding GmbH

    Report of Independent Auditors
    Consolidated Balance Sheets as of December 31, 1995 and December 19, 1996 [Consolidated Statements of Income for the years ended December
    31, 1994, December 31, 1995 and for the period ended December 19, 1996] Consolidated Statements of Cash Flows for the years ended December 31, 1994,
      December 31, 1995 and for the period ended December 19, 1996]
    Notes to the Consolidated Financial Statements

(b) Pro forma financial information

    Unaudited Pro Forma Financial Information
    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996

(c) Not applicable.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Management and
Shareholders of Krebsoge Sinterholding GmbH

     We have audited the consolidated balance sheets of Krebsoge Sinterholding GmbH as of December 31, 1995 and December 19, 1996, and the related statements of income and cash flows for the year ended December 31, 1995 and the period ended December 19, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Germany, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Krebsoge Sinterholding GmbH as of December 31, 1995 and December 19, 1996, and the consolidated results of its operations and cash flows for the year ended December 31, 1995 and the period ended December 19, 1996 in conformity with generally accepted accounting principles in Germany.

     Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations for the year ended December 31, 1995 and the period ended December 19, 1996, and shareholders' equity as of December 31, 1995 and December 19, 1996 to the extent summarized in Note 26 to the consolidated financial statements.

     The consolidated financial statements of Krebsoge Sinterholding GmbH for the year ended December 31, 1994 were audited by other independent auditors whose report dated February 17, 1995 and December 12, 1996 expressed an unqualified opinion on those statements.

Dusseldorf,
January 17, 1997

                                          Price Waterhouse GmbH
                                          Wirtschaftsprufungsgesellschaft

                                          Dr. H. Schmick
                                          Wirtschaftsprufer

                          KREBSOGE SINTERHOLDING GMBH

                          CONSOLIDATED BALANCE SHEETS
                              (in thousands of DM)

                                                                            AT               AT
                                                                       DECEMBER 31,     DECEMBER 19,
                                                              NOTE         1995             1996
                                                                       ------------     ------------
ASSETS
  Non-Current Assets
     Intangible assets......................................    2           1,706            1,583
     Property, plant and equipment..........................    3          55,754           54,036
     Financial assets.......................................    4             485              751
                                                                       ----------       ----------
       Total noncurrent assets..............................               57,945           56,370
                                                                       ----------       ----------
  Current Assets
     Inventories............................................    5          31,371           37,884
     Receivables and other assets...........................    6          30,300           39,816
     Cash...................................................                3,038            1,124
                                                                       ----------       ----------
          Total current assets..............................               64,709           78,824
                                                                       ----------       ----------
  Prepaid expenses..........................................    7             652              112
  Cumulative loss in excess of equity.......................    8          54,905           48,382
                                                                       ----------       ----------
          Total assets and cumulative loss in excess
            of equity.......................................              178,211          183,688
                                                                       ==========       ==========
SHAREHOLDERS' EQUITY AND LIABILITIES
  Shareholders' Equity
     Subscribed capital.....................................               33,700           33,700
     Capital reserve........................................               10,000           10,000
     Cumulative translation adjustment......................                 (329)            (207)
     Accumulated loss brought forward.......................              (98,276)         (91,875)
     Cumulative loss in excess of equity....................               54,905           48,382
                                                                       ----------       ----------
          Total shareholders' equity........................    8              --               --
                                                                       ----------       ----------
  Accruals
     Accruals for pensions..................................    9          15,124           15,405
     Tax accruals...........................................   10           2,949            4,242
     Other accruals.........................................   11          10,508           11,425
                                                                       ----------       ----------
          Total accruals....................................               28,581           31,072
                                                                       ----------       ----------
  Liabilities
     Liabilities to banks...................................               68,801           58,384
     Payments received on account of orders.................                  567            9,064
     Trade payables.........................................                9,739           14,783
     Liabilities on bills accepted and drawn................                2,070              645
     Payable to affiliated enterprises......................               53,672           51,621
     Payable to associated enterprises......................                  634              438
     Other liabilities......................................               13,903           17,393
                                                                       ----------       ----------
          Total liabilities.................................   12         149,386          152,328
                                                                       ----------       ----------
     Deferred income........................................   13             244              288
                                                                       ----------       ----------
          Total shareholders' equity and liabilities........              178,211          183,688
                                                                       ==========       ==========


The accompanying notes are an integral part of the consolidated financial statements.

                          [KREBSOGE SINTERHOLDING GMBH

                       CONSOLIDATED STATEMENTS OF INCOME
                              (in thousands of DM)

                                                                 YEAR ENDED AT            PERIOD
                                                                 DECEMBER 31,             ENDED
                                                             ---------------------     DECEMBER 19,
                                                    NOTE       1994         1995           1996
                                                             --------     --------     ------------
Net sales.........................................   16       178,936      224,798        245,438
Increase (decrease) in inventories of finished
  products
  and work in progress............................               (733)       1,614            560
Other self-manufactured items capitalized.........              1,420        1,448          1,408
                                                             --------     --------     -----------
       Total output...............................            179,623      227,860        247,406
Other operating income............................   17         3,028        4,231          2,959
Cost of materials.................................   18       (50,819)     (67,738)       (74,168)
Personnel expenses................................   19       (79,366)    (105,448)      (116,228)
Depreciation and amortization.....................            (12,207)     (12,092)       (12,194)
Other operating expenses..........................   20       (21,272)     (29,937)       (30,904)
Financial income (expense)........................   21       (10,127)      (8,862)        (8,435)
                                                             --------     --------     -----------
       Result from ordinary business activities...              8,860        8,014          8,436
Extraordinary income (expense)....................   22        (1,850)       1,700             --
                                                             --------     --------     -----------
                                                                7,010        9,714          8,436
Taxes on income...................................   23        (2,340)      (1,627)        (1,869)
Other taxes.......................................               (254)        (305)          (166)
                                                             --------     --------     -----------
       Consolidated net income (loss).............              4,416        7,782          6,401
                                                             ========     ========     ===========

The accompanying notes are an integral part of the consolidated financial statements.]

                          KREBSOGE SINTERHOLDING GMBH

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands of DM)

                                                                YEAR ENDED              PERIOD
                                                             AT DECEMBER 31,           ENDED AT
                                                          ----------------------     DECEMBER 19,
                                                            1994         1995            1996
                                                          --------     ---------     ------------
Cash flows from operating activities:
  Net income............................................     4,416         7,782           6,401
  Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation and amortization....................    12,207        12,242          12,194
       (Gain) loss on sale of fixed assets..............       (24)           20            (100)
       (Gain) loss from waiver/reversal of waiver of
          liability
          to affiliated enterprise......................     1,850            --              --
       (Increase) decrease in receivables and other
          assets........................................    (2,488)        4,310          (9,516)
       (Increase) decrease in inventories...............     1,049        (2,385)         (6,513)
       (Increase) decrease in prepaid expenses..........       243            62             540
       Less gain due to merger..........................        --        (2,700)             --
       Increase (decrease) in accruals for pensions.....       262           191             281
       Increase (decrease) in total liabilities.........     1,834        (7,345)         15,411
       Increase (decrease) in accruals..................     1,859         2,889           2,210
       Other............................................       (33)           12              43
                                                          --------     ---------     -----------
          Total adjustments.............................    16,759         7,296          14,550
                                                          --------     ---------     -----------
Cash provided by operating activities...................    21,175        15,078          20,951
                                                          --------     ---------     -----------
Cash flows from investing activities:
  Repayment of financial assets.........................       301           967              --
  Proceeds from sales of tangible and intangible
     assets.............................................        44           133             129
  Capital expenditures..................................    (7,942)      (12,092)        (10,182)
                                                          --------     ---------     -----------
Cash used by investing activities.......................    (7,597)      (10,992)        (10,053)
                                                          --------     ---------     -----------
Cash flows from financing activities:
  Acquisition of financial assets.......................        --          (420)           (466)
  Cash from merger......................................        --           572              --
  Net repayment of financial liabilities to banks.......    (8,567)       (5,272)        (10,417)
  Increase (decrease) in liabilities to affiliated
     enterprises........................................    (3,150)           --          (2,051)
                                                          --------     ---------     -----------
Cash used by financing activities.......................   (11,717)       (5,120)        (12,934)
Effect of foreign exchange rate changes.................       199          (112)            122
                                                          --------     ---------     -----------
Net increase (decrease) in cash.........................     2,060        (1,146)         (1,914)
Cash at beginning of the year...........................     2,124         4,184           3,038
                                                          --------     ---------     -----------
Cash at end of period...................................     4,184         3,038           1,124
                                                          ========     =========      ==========

The accompanying notes are an integral part of the consolidated financial statements.

                          KREBSOGE SINTERHOLDING GMBH

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                              (IN THOUSANDS OF DM)

(1) SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of Krebsoge Sinterholding GmbH ("KSH" or "the Company") have been prepared in accordance with the German Commercial Code ("HGB") which represents generally accepted accounting principles in Germany ("German GAAP") using the significant accounting policies described hereunder. German GAAP varies in certain significant respects from generally accepted accounting principles in the United States ("US GAAP"). See Note 26 for a discussion of the significant differences between German GAAP and US GAAP. The accounting principles and valuation methods of the group have been consistently applied, except that anniversary payments are accrued for the first time in 1996.

     The consolidated financial statements of KSH as of and for the period ended December 19, 1996 are based on the financial statements of the consolidated group consistent with the prior years' presentation as of and for the year ended December 31, 1996 adjusted for significant movements occurring during the period December 20, 1996 and December 31, 1996.

  Nature of Operations

     The Company is engaged in designing, engineering and manufacturing precision pressed powder metal components for use in the automotive, machine, power tool and home appliance industries.

  Organization

     The Company is owned by MAAG Holding AG (87.24%), SGL Carbon AG (10.98%), and Dr. Lothar Albano Muller (1.78%). SGL Carbon AG acquired its interest in the Company by exchanging its 100% interest in Ringsdorff Sinter GmbH, Bonn, with effect from April 1, 1995.

  Consolidation Principles

     The following subsidiary companies, in addition to KSH, have been included in the group accounts applying the full consolidation method:

                                                                                    PERCENTAGE
                                                                                     HOLDING
                         NAME AND LOCATION OF SUBSIDIARY                               (%)
----------------------------------------------------------------------------------  ----------
Sintermetallwerk Krebsoge GmbH, Radevormwald/Germany..............................      100
Metallwerk Unterfranken GmbH, Bad Bruckenau/Germany...............................      100
Pressmetall Krebsoge GmbH, Radevormwald/Germany...................................      100
Sintermetallwerk Lubeck GmbH, Lubeck/Germany......................................      100
Metallwerk Langensalza GmbH, Bad Langensalza/Germany..............................      100
Krebsoge USA, Inc., Wilmington/USA................................................      100
Newmet Krebsoge, Inc., Terryville/USA.............................................      100

     Results of operations for 1995 include the results of the former Ringsdorff Sinter GmbH, Bonn, from the effective date, April 1, 1995 to December 31, 1995. Ringsdorff Sinter GmbH was merged with KSH on April 1, 1995.

     The 63% participation in Danyang Kaifuda Filters Co., Ltd., Jiangsu Province/China, was not consolidated due to materiality considerations but accounted for under the cost method.

     The 51% participation in Krebsoge Excel Private Ltd., Ahmedabad/India, was not consolidated due to materiality considerations but accounted for under the cost method.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     The Company's 50% investment in PEAK Werkstoff GmbH, Velbert, is accounted for as an associated enterprise according to the equity method.

     The 26% participation in Sintered Metal Components (Pty.) Limited, Bellville/South Africa, is accounted for according to the cost method due to materiality considerations.

     Capital consolidation for full consolidated subsidiaries has been performed following the book value method under German GAAP. Under this method, the purchase consideration for an acquisition is allocated to the assets and liabilities acquired based on their book values. Any resulting excess of the purchase consideration over the parent's interest in the book value of net assets acquired is allocated to assets, liabilities or capitalized as goodwill. In accordance with a transition rule of sec. 27 Implementation Law for German Commercial Code ("EGHGB" in the case of Sintermetallwerk Krebsoge GmbH (SMK) and Pressmetall Krebsoge GmbH (PMK)) the excess of the acquisition costs for shares over the book value of net assets was allocated exclusively to goodwill rather than to any hidden reserves in net assets. Goodwill is amortized over four years in accordance with sec. 309 No. 1 HGB in the case of SMK and PMK, except for the American and all other subsidiaries, which is amortized over its prospective 15 years useful life. See note 26 regarding German GAAP and U.S. GAAP reconciliation.

     Intra-group receivables and payables as well as revenues, income and expense of transactions between consolidated entities have been eliminated.

  Intangible Assets

     Intangible assets consist mainly of purchased computer software and goodwill. Purchased computer software is stated at cost and amortized over 3 to 5 years using the straight-line method. The treatment of goodwill is as described above.

  Property Plant and Equipment

     Property plant and equipment is valued at acquisition or manufacturing costs less accumulated depreciation. Taxable government grants have been deducted from the purchase price of the assets, for which they were given. Non-taxable government grants were taken to income in the year of the investment for which they were received.

     Depreciation is provided using the accelerated and straight-line method generally over the following estimated useful lives: Buildings from 40 to 50 years, machinery from 2 to 20 years; furniture and equipment from 2 to 12 years. Depreciation on additions during the first and second half of the year are calculated using full or half-year rates, respectively.

  Financial Assets

     Financial assets are stated at lower of cost or market. Amortization is provided as necessary for a permanent impairment of the value of assets.

  Inventories

     Raw materials and manufacturing supplies are stated at the lower of cost or market, determined on a weighted average method. Work in progress and finished products are valued at the lower of manufacturing cost or net realizable value, and comprise direct material and labor and applicable manufacturing overheads including depreciation charges.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

  Receivables and Other Assets

     Accounts receivable are presented net of allowances for doubtful accounts. Allowances include a provision for general risks inherent in trade receivables. Generally, the Company does not require collateral on sales.

  Cash and Cash Equivalents

     Cash equivalents represent short-term investments with a maturity of three months or less when purchased.

  Prepaid Expenses

     Prepaid expenses consist mainly of loan premiums which are amortized over the term of the loan.

  Pension Obligations

     Accruals and provisions for pensions are actuarially determined and based on discounted amounts.

  Liabilities and Other Accruals

     Liabilities are presented at their repayment amounts. Other accruals, including those for product warranty risks and losses on sales, are provided.

  Revenue Recognition

     Revenue is recognized when title passes or services are rendered, net of discounts and rebates granted.

  Research and Development

     The Company engages in product development and incurs costs in this regard which are expensed. These expenses totalled 5,039 in 1996, 4,367 in 1995, and 3,835 in 1994.

  Foreign Currency Translation

     The balance sheets of the American subsidiary have been translated at year end to Deutsche Mark using exchange rates at the balance sheet date except for equity which has been translated using historical rates. The income statements have been translated at the average exchange rates for the years. Translation adjustments have been recorded as a separate component of equity.

  Foreign Currency Transactions

     Foreign currency receivables and payables are recorded at historical rates unless using the exchange rate at the fiscal year-end would result in an unrealized foreign currency exchange loss. This results in unrealized losses being recognized currently and unrealized gains being recognized when realized.

  Earnings Per Share

     The Company is a limited liability company under German law. Earnings per share is not calculated due to the fact that a limited liability company expresses ownership as a percentage of the subscribed capital.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

  Total Cost Method of Presentation

     The statements of income have been presented using the total cost (or type of expenditure) method of presentation which is the most common German GAAP method in use. In this format, production and all other expenses incurred during the period are classified by type of expense. Sales for the period and the net increase (decrease) in inventories of finished products and work in progress and other work capitalized is classified as Total Output.

  Use of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) INTANGIBLE ASSETS

                                                                INTELLECTUAL
                                                                PROPERTY AND
                                                             (SIMILAR RIGHTS*)    GOODWILL    TOTAL
                                                             ------------------   --------   --------
ACQUISITION COSTS
Balance at January 1, 1995.................................         4,293          111,117    115,410
Additions due to merger....................................            91               --         91
Additions..................................................           375               --        375
Reclassifications..........................................             1               --          1
Disposals..................................................          (664)              --       (664)
Currency translation.......................................            (8)              --         (8)
                                                                  -------         --------   --------
Balance at December 31, 1995...............................         4,088          111,117    115,205
                                                                  -------         --------   --------
Additions..................................................           320               --        320
Reclassifications..........................................             1               --          1
Disposals..................................................            (6)              --         (6)
Currency translation.......................................             8               --          8
                                                                  -------         --------   --------
Balance at December 19, 1996...............................         4,411          111,117    115,528
                                                                  =======         ========   ========
ACCUMULATED AMORTIZATION
at December 31, 1995.......................................        (2,657)        (110,842)  (113,499)
                                                                  =======         ========   ========
at December 19, 1996.......................................        (3,080)        (110,865)  (113,945)
                                                                  =======         ========   ========
AMORTIZATION FOR THE
year ended December 31, 1994...............................           529               23        552
                                                                  =======         ========   ========
year ended December 31, 1995...............................           385               23        408
                                                                  =======         ========   ========
period ended December 19, 1996.............................           425               23        448
                                                                  =======         ========   ========
NET BOOK VALUE
at December 31, 1995.......................................         1,431              275      1,706
                                                                  =======         ========   ========
at December 19, 1996.......................................         1,331              252      1,583
                                                                  =======         ========   ========

------------------

* Industrial and similar rights and assets and licenses in such rights and assets

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Intellectual property and similar rights are comprised of the following:

                                                                    AT              AT
                                                               DECEMBER 31,    DECEMBER 19,
                                                                   1995            1996
                                                               -------------   -------------
     Software................................................        850             828
     Licences and intellectual property......................        524             447
     Other...................................................         57              56
                                                                   -----           -----
                                                                   1,431           1,331
                                                                   =====           =====

     Software relates to purchased software. Licences and intellectual property consist of 30 (prior year 41) purchased patent rights and 417 (prior year 483) purchased technical production know how.

     The Goodwill results from the consolidation and refers to the following entities:

                                                            ACQUISITION   ACCUMULATED   NET BOOK
                                                               COST       AMORTIZATION   VALUE
                                                            -----------   -----------   --------
     Sintermetallwerk Krebsoge GmbH.......................    108,792       108,792         --
     Pressmetall Krebsoge GmbH............................      1,982         1,982         --
     Krebsoge USA, Inc....................................        343            91        252
                                                              -------       -------        ---
          Total Goodwill at December 19, 1996.............    111,117       110,865        252
                                                              =======       =======        ===

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(3) PROPERTY, PLANT AND EQUIPMENT

                                                                         OTHER        ADVANCE
                                                          TECHNICAL   EQUIPMENT,      PAYMENTS
                                                          EQUIPMENT   FACTORY AND       AND
                                              LAND AND       AND        OFFICE      CONSTRUCTION
                                              BUILDINGS   MACHINES     EQUIPMENT    IN PROGRESS     TOTAL
                                              ---------   ---------   -----------   ------------   --------
ACQUISITION COSTS
Balance at January 1, 1995..................     45,723     126,494      45,605         1,689       219,511
Additions due to merger.....................          0      14,556       2,204             4        16,764
Additions...................................      1,046       6,212       2,230         2,439        11,927
Reclassifications...........................        587         198         683        (1,469)           (1)
Disposals...................................          0      (1,520)     (1,928)          (91)       (3,539)
Currency translation........................       (198)       (257)        (28)           --          (483)
Write-ups...................................         12          12          --            --            24
                                                -------    --------     -------        ------      --------
Balance at December 31, 1995................     47,170     145,695      48,766         2,572       244,203
                                                -------    --------     -------        ------      --------
Additions...................................        141       4,893       2,790         2,038         9,862
Reclassifications...........................                  1,870         444        (2,315)           (1)
Disposals...................................                 (2,234)     (2,235)           (5)       (4,474)
Currency translation........................        246         265          41            --           552
                                                -------    --------     -------        ------      --------
Balance at December 19, 1996................     47,557     150,489      49,806         2,290       250,142
                                                -------    --------     -------        ------      --------
ACCUMULATED DEPRECIATION
at December 31, 1995........................    (23,666)   (123,331)    (41,452)           --      (188,449)
                                                =======    ========     =======        ======      ========
at December 19, 1996........................    (24,864)   (128,643)    (42,599)           --      (196,106)
                                                =======    ========     =======        ======      ========
DEPRECIATION FOR THE
year ended December 31, 1994................      1,085       6,965       3,605            --        11,655
                                                =======    ========     =======        ======      ========
year ended December 31, 1995................      1,110       7,032       3,542            --        11,684
                                                =======    ========     =======        ======      ========
period ended December 19, 1996..............      1,109       7,328       3,309            --        11,746
                                                =======    ========     =======        ======      ========
NET BOOK VALUE
at December 31, 1995........................     23,504      22,364       7,314         2,572        55,754
                                                =======    ========     =======        ======      ========
at December 19, 1996........................     22,693      21,846       7,207         2,290        54,036
                                                =======    ========     =======        ======      ========

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(4) FINANCIAL ASSETS

                                   INVESTMENTS IN
                                         NON         INVESTMENTS IN   LOANS TO THE
                                    CONSOLIDATED       ASSOCIATED      ASSOCIATED       OTHER      OTHER
                                   GROUP-COMPANIES    ENTERPRISES     ENTERPRISES    INVESTMENTS   LOANS   TOTAL
                                   ---------------   --------------   ------------   -----------   -----   -----
ACQUISITION COSTS
Balance at January 1, 1995.......          --              650              950           11         13    1,624
Additions due to merger..........          --               --               --           --         61       61
Additions........................         420               --               --           --         --      420
Reclassifications................          --               --               --           --         --       --
Disposals........................          --               --             (950)          --        (18)    (968)
Currency translation.............          --               --               --           --         --       --
                                         ----             ----             ----           --        ---    -----
Balance at December 31, 1995.....         420              650               --           11         56    1,137
                                         ----             ----             ----           --        ---    -----
Additions........................         466               --               --           --         --      466
Disposals........................          --               --               --           --        (15)     (15)
Balance at December 19, 1996.....         886              650                            11         41    1,588
                                         ----             ----             ----           --        ---    -----
ACCUMULATED AMORTIZATION
at December 31, 1995.............          --             (650)              --           --         (2)    (652)
                                         ----             ----             ----           --        ---    -----
at December 19, 1996.............        (185)            (650)              --           --         (2)    (837)
                                         ----             ----             ----           --        ---    -----
AMORTIZATION FOR THE
year ended December 31, 1994.....          --               --               --           --         --       --
                                         ====             ====             ====           ==        ===    =====
year ended December 31, 1995.....          --              150               --           --         --      150
                                         ====             ====             ====           ==        ===    =====
period ended December 19, 1996...        (185)              --               --           --         --      185
                                         ====             ====             ====           ==        ===    =====
NET BOOK VALUE
at December 31, 1995.............         420              150               --           11         54      485
                                         ====             ====             ====           ==        ===    =====
at December 19, 1996.............         701               --               --           11         39      751
                                         ====             ====             ====           ==        ===    =====

     The investments in non-consolidated group companies relate to 63% participation in Danyang Kaifuda Filters Co., Ltd., Jiangsu Province/China, according to a partnership agreement with Danyang Feida Industrial General Corporation, Jiangsu Province/China. Total equity as of December 31, 1995 amounts to 897, and the loss for the year amounts to 38. Total equity as of December 19, 1996 amounts to 1,075 and the loss for the period amounts to 212. The write-down of 185 was recorded for permanent impairment of value.

     The investments in non-consolidated group companies also relate to a 51% participation in Krebsoge Excel Private Ltd., Ahmedabad/India, according to a partnership agreement with Uniexcel Agencies & Services Pvt. Ltd., Ahmedabad/India. Total equity as of December 19, 1996 amounts to 133 and profit for the period amounts to 3.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Investment in associated enterprises relate to the participations held by Sintermetallwerk Krebsoge GmbH, Radevormwald, in the following companies:

                                   AT DECEMBER 31,    AT DECEMBER 19,
                                         1995               1996
                                   ----------------   ----------------
                                            (LOSS)             (LOSS)    AT DECEMBER 31,   AT DECEMBER 19,
                                   EQUITY   INCOME    EQUITY   INCOME         1995              1996
                                   ------   -------   ------   -------   ---------------   ---------------
Sintered Metal Components (Pty.),
  Limited Bellville/South Africa
  (26%)..........................   2,385       570      n/a       n/a           --                --
PEAK Werkstoff GmbH, Velbert
  (50%)..........................     300    (1,269)     300      (876)          --                --
                                                                               ----              ----
                                                                                 --                --
                                                                               ====              ====

---------------

n/a = not available

     The participation in PEAK Werkstoff GmbH was written off in full in the amount of 150 in 1995 due to the permanent loss situation of the Company. Bank loans of PEAK Werkstoff GmbH amount to 2,631 as of December 19, 1996.

     Loans to the associated enterprises relate to a loan granted by Sintermetallwerk Krebsoge GmbH to PEAK Werkstoff GmbH, Velbert. The loan was repaid in full in 1995.

(5) INVENTORIES

                                                                  AT                AT
                                                             DECEMBER 31,      DECEMBER 19,
                                                                 1995              1996
                                                             -------------     -------------
     Raw materials.........................................       8,051             8,073
     Work in progress......................................      13,441            15,689
     Finished goods and merchandise........................       9,879            14,122
                                                                -------           -------
                                                                 31,371            37,884
                                                                =======           =======

(6) RECEIVABLES AND OTHER ASSETS

                                                                  AT                AT
                                                             DECEMBER 31,      DECEMBER 19,
                                                                 1995              1996
                                                             -------------     -------------
     Trade receivables.....................................      28,626            37,845
     Less allowance for doubtful accounts..................        (893)             (781)
                                                                -------           -------
     Trade receivables, net................................      27,733            37,064
     Receivables from affiliated enterprises...............          97               429
     Receivables from associated enterprises...............          57                99
     Receivables from shareholders.........................         171               196
     Other assets..........................................       2,242             2,028
                                                                -------           -------
                                                                 30,300            39,816
                                                                =======           =======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Receivables from affiliated enterprises are composed as follows and relate to trade:

                                                                       AT              AT
                                                                  DECEMBER 31,    DECEMBER 19,
                                                                      1995            1996
                                                                  ------------    ------------
    MAAG France S.A., Courbevoie/France.........................         97              --
    Dayang Feida Industrial General Corporation,/
      Jiangsu Province/China....................................         --              19
    Krebsoge Excel Private Ltd., Ahmedabad/India................         --             410
                                                                         --
                                                                                        ---
                                                                         97             429
                                                                         ==             ===

     Receivables from associated enterprises relate to trade with equity investments and are composed as follows:

                                                                       AT              AT
                                                                  DECEMBER 31,    DECEMBER 19,
                                                                      1995            1996
                                                                  ------------    ------------
    PEAK Werkstoff GmbH, Velbert................................         57              99
                                                                         ==              ==

     Receivables from shareholders are composed as follows:

                                                                       AT              AT
                                                                  DECEMBER 31,    DECEMBER 19,
                                                                      1995            1996
                                                                  ------------    ------------
    SGL Carbon AG, Wiesbaden....................................        171             196
                                                                        ===             ===

     The receivables relate to trade tax of 171 for the former Ringsdorff Sinter GmbH, Bonn, in the first quarter 1995, which is still the responsibility of the seller, and to trade.

     Other Assets are composed as follows:

                                                                       AT              AT
                                                                  DECEMBER 31,    DECEMBER 19,
                                                                      1995            1996
                                                                  ------------    ------------
    Receivables from fiscal authorities.........................        837             888
    Cash surrender value of life insurance contracts............        702             766
    Prepayments.................................................        347               8
    Overpayments................................................        148              78
    Other.......................................................        208             288
                                                                      -----           -----
                                                                      2,242           2,028
                                                                      =====           =====

     Life insurance contracts are provided to cover a portion of the pension obligations for key employees.

(7) PREPAID EXPENSES

     No loan origination costs included in prepaid expenses amounts in 1996 (prior year 523). The remaining balance relates to other accrued items such as insurance.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(8) SHAREHOLDERS' EQUITY/CUMULATIVE LOSS IN EXCESS OF EQUITY

                                                                        CUMULATIVE    ACCUMULATED       CUMULATIVE
                                      SHARE     CAPITAL     REVENUE     TRANSLATION   LOSS BROUGHT    LOSS IN EXCESS
                                     CAPITAL    RESERVES    RESERVES    ADJUSTMENT      FORWARD         OF EQUITY       TOTAL
                                     -------    --------    --------    ----------    ------------    --------------    -----
BALANCE AT JANUARY 1, 1994.........   30,000     10,000          11          (27)       (110,485)         70,501          --
Release of revenue reserves........       --         --         (11)          --              11              --          --
Income of the year.................       --         --          --           --           4,416          (4,416)         --
Currency translation...............       --         --          --         (189)             --             189          --
                                      ------     ------        ----         ----        --------          ------        ----
BALANCE AT DECEMBER 31, 1994.......   30,000     10,000          --         (216)       (106,058)         66,274          --
Income of the year.................       --         --          --           --           7,782          (7,782)         --
Currency translation...............       --         --          --         (113)             --             113          --
Capital increase...................    3,700         --          --           --              --          (3,700)         --
                                      ------     ------        ----         ----        --------          ------        ----
BALANCE AT DECEMBER 31, 1995.......   33,700     10,000          --         (329)        (98,276)         54,905          --
Income of the period...............       --         --          --           --           6,401          (6,401)         --
Currency translation...............       --         --          --          122              --            (122)         --
                                      ------     ------        ----         ----        --------          ------        ----
BALANCE AT DECEMBER 19, 1996.......   33,700     10,000          --         (207)        (91,875)         48,382          --
                                      ======     ======        ====         ====        ========          ======        ====

     The cumulative loss in excess of equity is a result of the excess of the purchase price over the net equity in the amount of 110,774 relating to the purchase in 1986 of the investment of Sintermetallwerk Krebsoge GmbH and Pressmetall Krebsoge GmbH which was treated as goodwill and amortized over four years.

(9) ACCRUALS FOR PENSIONS

     The Company operates a range of defined benefit pension plans for members of the board of management, leading officers and employees which are based on individually fixed DM amounts. The pension plans are unfunded and the obligations from the plans are accrued for in the consolidated financial statements. The accrual is determined based on the legal discount rate of 6% using the entry age actuarial cost method. The plans are underaccrued by 387 (prior year 525) for German GAAP purposes.

(10) TAX ACCRUALS

                                                                       AT              AT
                                                                  DECEMBER 31,    DECEMBER 19,
                                                                      1995            1996
                                                                  ------------    ------------
    Trade tax...................................................      2,223           3,606
    Corporate income tax........................................        658             603
    Net assets tax..............................................         68              33
                                                                      -----           -----
    Tax accruals................................................      2,949           4,242
                                                                      =====           =====

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(11) OTHER ACCRUALS

                                                               AT DECEMBER       AT DECEMBER
                                                                   31,               19,
                                                                  1995              1996
                                                              -------------     -------------
    Vacation pay............................................       2,956             3,403
    Severance and other salary payable......................       1,578               701
    Salary bonus............................................       1,407             1,490
    Anniversary payments....................................          --               670
    Product warranties......................................       1,177             1,318
    Workman's compensation..................................         722               560
    Outstanding invoices....................................         698             1,481
    Estimated future losses on sales........................         536               519
    Deferred maintenance accrual............................         520               205
    Audit fees..............................................         287               304
    Unemployment insurance..................................         190               323
    Commissions.............................................          93                21
    Interest................................................         167               110
    Other...................................................         177               320
                                                                  ------            ------
                                                                  10,508            11,425
                                                                  ======            ======

     Accruals for anniversary payments are actuarially determined and based on discounted amounts and accrued in 1996 for the first time.

     Severance and other salary payable includes a charge in 1995 of 1,000 for a general manager of one of the group companies.

(12) LIABILITIES

                                                                             OF WHICH DUE
                                                                --------------------------------------
                                                                 WITHIN      IN ONE TO        AFTER
                                                     TOTAL      ONE YEAR     FIVE YEARS     FIVE YEARS
                                                    -------     --------     ----------     ----------
                                                                    AT DECEMBER 31, 1995
Liabilities to banks..............................   68,801      49,778        13,976          5,047
Payments received on account of orders............      567         567            --             --
Trade payables....................................    9,739       9,719            20             --
Liabilities on bills accepted and drawn...........    2,070       2,070            --             --
Payable to affiliated enterprises.................   53,672      53,672            --             --
Payable to associated enterprises.................      634         634            --             --
Other liabilities.................................   13,903      13,345           272            286
                                                    -------     -------        ------          -----
       TOTAL LIABILITIES..........................  149,386     129,785        14,268          5,333
                                                    =======     =======        ======          =====
                                                                    AT DECEMBER 19, 1996
Liabilities to banks..............................   58,384      58,384            --             --
Payments received on account of orders............    9,064       9,064            --             --
Trade payables....................................   14,783      14,783            --             --
Liabilities on bills accepted and drawn...........      645         645            --             --
Payable to affiliated enterprises.................   51,621      51,621            --             --
Payable to associated enterprises.................      438         438            --             --
Other liabilities.................................   17,393      16,762           316            315
                                                    -------     -------        ------          -----
       TOTAL LIABILITIES..........................  152,328     151,697           316            315
                                                    =======     =======        ======          =====

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     Of total liabilities to banks (all DM denominated) none (prior year 62,141) are secured by liens on land and buildings, investments in subsidiaries, technical equipment and subordination of receivables from subsidiaries; 58,384 of the total relates to current overdrafts. Average interest rate was approximately 6% for 1995 and 1996. Loan fees were capitalized as prepaid expenses and are amortized over the term of the loan. The Company has a line of credit amounting to 58,384.

     Payables to affiliated enterprises are composed as follows:

                                                               AT DECEMBER       AT DECEMBER
                                                                   31,               19,
                                                                  1995              1996
                                                              -------------     -------------
    MAAG Overseas International N.V., Curacao/Netherland
      Antilles, loans.......................................      53,613            51,563
    MAAG France S.A., Courbevoie/France.....................          59                58
                                                                  ------            ------
                                                                  53,672            51,621
                                                                  ======            ======

     The loans from MAAG Overseas International N.V. are cancellable by MAAG after December 31, 1996 with three months notice and are as follows:

    LOAN 1......................................................................  16,000
    LOAN 2......................................................................  15,000
    LOAN 3......................................................................  20,000
                                                                                  ------
                                                                                  51,000
    Interest....................................................................     563
                                                                                  ------
                                                                                  51,563
                                                                                  ======

     Interest is LIBOR plus 0.25%, but at least 5%.

     Payables to associated enterprises in the amount of 438 (prior year 634) relate to the assumption of the loss of the equity subsidiary PEAK Werkstoff GmbH, Velbert, in 1996.

     Other liabilities consist of:

                                                                 AT DECEMBER      AT DECEMBER
                                                                     31,              19,
                                                                     1995             1996
                                                                 ------------     ------------
    Loans from former shareholders (inclusive of accrued
      interest)................................................      4,847            4,831
    Loan from a shareholder (inclusive of accrued interest)....      1,274            1,271
    Taxes......................................................      2,394            2,770
    Social costs...............................................      2,159            2,550
    Wages......................................................      1,618            4,273
    Loan from Albano-Muller Unterstutzungskasse e.V............        627              711
    Commissions payable........................................        336              523
    Government grants at risk..................................        151               --
    Other......................................................        497              464
                                                                    ------           ------
                                                                    13,903           17,393
                                                                    ======           ======

     The loans from former shareholders relate to outstanding debt in respect to MAAG Holding AG's purchase of the company in 1986. The loan from a shareholder relates to the loan granted from Dr. Lothar Albano-Muller, chairman of the Krebsoge Sinterholding GmbH's Board of Management. The interest rate

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

applicable to the loans from former shareholders and loan from a shareholder is LIBOR plus 0.25% (at least 5%). The loans are renewed automatically on quarterly basis.

     The other liabilities contain a loan from the Albano-Muller Unterstutzungskasse e.V. in the amount of 711 (prior year 627). The Company transfers amounts to the staff benevolent fund to provide for pension and other financial assistance liabilities. The transferred amounts are transferred back to the Company in the form of a loan. This loan is repaid back by direct payments made by the Company to the employees whose rights to pension or other financial benefits are to be provided by the fund. The interest rate is the German Federal Reserve Bank's discount rate (2.5% at December 19, 1996 and December 31, 1995) plus 1%.

(13) DEFERRED INCOME

     Deferred income refers to a payment in the amount of 750 received in 1983 from the Wupperverband electrical utility as compensation for non-compliance of a contract according to which the Wupperverband had to provide electric energy to the Company for several years under market price. The amount is being released over 25 years. Current year income effect is 30.

[(14) COMMITMENTS

     The Company also leases certain facilities and machinery and equipment under operating leases. Rent and minimum operating lease commitments in excess of one year are as follows after December 19, 1996:

                                        YEAR                              AMOUNT
            ------------------------------------------------------------  ------
            1997........................................................   2,374
            1998........................................................   1,148
            1999........................................................     812
            2000........................................................     426
            2001 and after..............................................      93
                                                                           -----
                                                                           4,853
                                                                           =====

     Rent expense was 1,510, 1,649 and 1,786 in 1994, 1995 and 1996.

     Commitments from purchasing contracts amount to 5,298.]

[(15) CONTINGENCIES

     In the normal course of business the Company has guaranteed approximately 2,306 loans and investment grants.

     Financial contingencies relate to the issuance and transfer of bills of exchange in the amount of 315 (prior year: 367).]

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(16) SEGMENT SALES

     Geographic composition

                                                    FOR THE YEAR ENDED
                                                       DECEMBER 31,         FOR THE PERIOD ENDED
                                                    -------------------         DECEMBER 19,
                                                     1994        1995               1996
                                                    -------     -------     --------------------
     Net sales:
     Germany......................................  126,396     151,941            169,823
     Other countries..............................   56,309      74,660             78,322
                                                    -------     -------            -------
                                                    182,705     226,601            248,145
     Less discounts...............................   (3,769)     (1,803)            (2,707)
                                                    -------     -------            -------
                                                    178,936     224,798            245,438
                                                    =======     =======            =======

     Sales to one customer represented 13.9%, 11% and 12% of total net sales in 1994, 1995, and 1996, respectively.

(17) OTHER OPERATING INCOME

     Other operating income is comprised of the following:

                                                         FOR THE YEAR
                                                             ENDED
                                                         DECEMBER 31,       FOR THE PERIOD ENDED
                                                        ---------------         DECEMBER 19,
                                                        1994      1995              1996
                                                        -----     -----     --------------------
     Income from release of provisions................    158     1,783               641
     Governments grants...............................  1,220       920               670
     Revenue from licenses............................    422       473               133
     Cafeteria sales..................................    127       152               170
     Investment allowances............................     28       148                40
     Reduction in allowances for doubtful accounts....    257        98               118
     Exchange rate gain...............................     71        55               146
     Gain of disposal of fixed assets.................     24        --               116
     Credit notes.....................................    370        12                --
     Other............................................    351       590               925
                                                        -----     -----             -----
                                                        3,028     4,231             2,959
                                                        =====     =====             =====

(18) COST OF MATERIALS

                                                      FOR THE YEAR ENDED
                                                         DECEMBER 31,       FOR THE PERIOD ENDED
                                                      -------------------       DECEMBER 19,
                                                       1994         1995            1996
                                                      ------       ------   --------------------
     Raw materials, consumables, supplies
       and merchandise..............................  44,536       55,319          59,321
     Purchased services.............................   6,283       12,419          14,847
                                                      ------       ------          ------
                                                      50,819       67,738          74,168
                                                      ======       ======          ======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(19) PERSONNEL EXPENSES

                                                           AT DECEMBER 31,
                                                          ------------------   AT DECEMBER 19,
                                                           1994       1995          1996
                                                          ------     -------   ---------------
     Wages and salaries.................................  66,328      88,234        96,875
     Social security and pension expense (of which for
       pensions 1,294 (1995: 1042)......................  13,038      17,214        19,353
                                                          ------     -------       -------
                                                          79,366     105,448       116,228
                                                          ======     =======       =======
     Employment (weighted average number of employees)

                                                           1994        1995         1996
                                                           -----       -----   ---------------
     Wage earners......................................      787       1,007        1,089
     Salaried employees................................      294         367          368
                                                           -----       -----        -----
                                                           1,081       1,374        1,457
                                                           =====       =====        =====

(20) OTHER OPERATING EXPENSES

     Other operating expenses are comprised of the following:

                                                             FOR THE YEAR
                                                                 ENDED             FOR THE
                                                             DECEMBER 31,        PERIOD ENDED
                                                           -----------------     DECEMBER 19,
                                                            1994       1995          1996
                                                           ------     ------     ------------
     Maintenance.........................................   4,555      6,925         5,830
     Commissions.........................................   2,908      3,275         3,703
     Freight expenses....................................   1,615      2,713         2,673
     Professional fees...................................   1,729      2,516         2,920
     Rent and leasing....................................   1,510      1,649         1,786
     Insurance...........................................   1,105      1,174         1,168
     Waste removal.......................................     772      1,050         1,149
     Travel expenses.....................................     829        850         1,170
     Advertising.........................................     398        620           304
     Telephone postage...................................     561        558           564
     Additional personnel costs..........................     487        540           705
     Exchange rate loss..................................     250        257            52
     Additions to accruals...............................     264        333           573
     Additions to allowances for doubtful accounts.......     147        192           146
     Other...............................................   4,142      7,285         8,161
                                                           ------     ------        ------
                                                           21,272     29,937        30,904
                                                           ======     ======        ======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(21) FINANCIAL INCOME (EXPENSE), NET

                                                          FOR THE YEAR ENDED       FOR THE
                                                             DECEMBER 31,        PERIOD ENDED
                                                          ------------------     DECEMBER 31,
                                                           1994        1995          1996
                                                          -------     ------     ------------
     Income from long-term loans........................       82         11            --
     Other interest and similar income..................      310         50            57
     Assumption of loss from associated enterprises.....     (963)      (634)         (438)
     Write-down of investment due to impairment.........       --       (150)         (185)
     Interest and similar expenses......................   (9,556)    (8,139)       (7,869)
                                                          -------     ------        ------
                                                          (10,127)    (8,862)       (8,435)
                                                          =======     ======        ======

     Assumption of loss from associated enterprises relates to 50% net loss for the year of the equity investment PEAK Werkstoff GmbH, Velbert.

     The write-down of investment in 1995 due to permanent impairment relates to the 50% equity investment in PEAK Werkstoff GmbH, Velbert. In 1996 the write-down of investment due to permanent impairment relates to the 63% investment in Danyang Kaifuda Filters Co., Ltd., Jiangsu Province/China.

(22) EXTRAORDINARY INCOME (EXPENSE)

                                                            FOR THE YEAR
                                                           ENDED DECEMBER          FOR THE
                                                                 31,            PERIOD ENDED
                                                          -----------------     DECEMBER 19,
                                                           1994       1995          1996
                                                          ------     ------     -------------
     Extraordinary income...............................      --      2,700            --
     Extraordinary expense..............................  (1,850)    (1,000)           --
                                                          ------     ------         -----
                                                          (1,850)     1,700            --
                                                          ======     ======         =====

     As of April 4, 1995 Krebsoge Sinterholding GmbH (KSH) acquired the shares of Ringsdorff Sinter GmbH, Bonn, effective April 1, 1995 from SGL Carbon AG in exchange for issuance of 11% shares in KSH (nominal value 3,700). As of November 14, 1995 Ringsdorff Sinter GmbH was merged with KSH retroactively effective as of April 1, 1995. The nominal value of the shares issued (3,700) under the book value of assets and liabilities (6,400) was recorded as an extraordinary gain of 2,700 for German GAAP purposes. This gain is non-taxable.

     The 1,850 extraordinary expense relates to a receivable from MAAG Holding AG which was forgiven in 1993 and recognized as extraordinary income, upon conditions that if the business improved to a certain point the Company would have to pay the amount back. This happened in 1994 and the Company recognized the expense. Both aspects of this transaction were non-taxable.

(23) TAXES ON INCOME

     The provision for income taxes follows:

                                                            FOR THE YEAR
                                                           ENDED DECEMBER          FOR THE
                                                                 31,            PERIOD ENDED
                                                          -----------------     DECEMBER 19,
                                                           1994       1995          1996
                                                          ------     ------     -------------
     Municipal trade tax on income......................   1,934      1,813         1,999
     Foreign income tax.................................      44         26            --
     Solidarity tax.....................................      --         (8)           --
     Corporate income tax...............................     362       (204)         (130)
                                                          ------     ------         -----
                                                           2,340      1,627         1,869
                                                          ======     ======         =====

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     A reconciliation of income taxes determined using the statutory federal German rate of 45% to actual income taxes provided is as follows:

                                                            FOR THE YEAR
                                                           ENDED DECEMBER          FOR THE
                                                                 31,            PERIOD ENDED
                                                          -----------------     DECEMBER 19,
                                                           1994       1995          1996
                                                          ------     ------     -------------
     Corporate rate at German federal statutory rate....   3,040      4,411          3,795
     Municipal trade taxes, net of federal tax
       benefit..........................................   1,064      1,177            896
     Non-taxable extraordinary gain.....................      --     (1,215)            --
     Net operating loss utilization.....................  (2,968)    (2,596)        (2,934)
     Net operating loss carryforward....................     452         --             --
     Nondeductible extraordinary loss...................     833         --           (656)
     Nondeductible expenses.............................     (41)        36            620
     Other..............................................     (40)      (186)           148
                                                          ------     ------         ------
     Provision for income taxes.........................   2,340      1,627          1,869
                                                          ======     ======         ======
     Effective rate.....................................      35%        18%            22%
                                                          ======     ======         ======

     German Corporation tax law applies the imputation system to the income taxation of a corporation and its shareholders. Upon distribution of retained earnings in the form of a dividend, shareholders receive an income tax credit for taxes previously paid by the corporation.

     In general, corporate income is initially subject to a federal tax rate of 45%. Upon distribution of retained earnings to shareholders, the corporate tax rate is adjusted to 30% by receiving a refund from the government for taxes previously paid on income in excess of these rates (the distributed earnings rate).

     In addition, corporate income is subject to a municipal tax on income varying in rates from 15% to 20% depending on municipality. Municipal tax on income is deductible for corporate income tax purposes.

     Corporate income tax loss carryforwards used in 1995 and 1996 of 11,629 of former Ringsdorff Sinter GmbH are challenged by revenue agents with an unpredictable outcome. There are additional tax loss carry forwards of 4,230 of the former Ringsdorff Sinter GmbH which will be challenged as well. The net operating loss carryforwards have an indefinite carryover period.

(24) RELATED PARTY TRANSACTIONS

                                                            FOR THE YEAR
                                                           ENDED DECEMBER          FOR THE
                                                                 31,            PERIOD ENDED
                                                          -----------------     DECEMBER 19,
                                                           1994       1995          1996
                                                          ------     ------     -------------
     Interest expense on loans/amounts due parent.......   3,091      2,763         2,564
     Management fees....................................   1,270      1,601         2,014
     Sales..............................................      --        492           119
     Purchases..........................................      --        227            --

     Other related party transactions consist of the interest paid for the loans from shareholders and former shareholders of 292 for 1996, and 263 in 1995.

     Management fees are included in professional fees in Note 20 Other Operating Expense. For further information on related party transactions refer to Notes 6 and 12.

(25) INFORMATION ABOUT FINANCIAL INSTRUMENTS

     The following information is presented in accordance with SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

Credit Risk", and SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". These statements require the disclosure of off-balance-sheet instruments and estimated fair values for all financial instruments.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business as a means of hedging its currency rate exposure in regards to foreign currency trade receivables. Management does not anticipate any material adverse effect on its financial position resulting from its involvement in these instruments. The following is a summary of contract or notional principal amounts outstanding at December 31, 1995 and December 19, 1996.

                                                                      NOTIONAL PRINCIPAL
                                                                            AMOUNT
                                                                      -------------------
                                                                      1995          1996
                                                                      -----         -----
     Forward foreign exchange contracts.............................  2,879           938
                                                                      =====         =====

     These instruments are executed with creditworthy financial institutions, and all foreign currency contracts are denominated in currencies of major industrial countries.

     The fair value of forward exchange contracts was estimated based on exchange rates at December 31, 1995 and December 19, 1996. The estimated fair values of the Company's financial instruments at December 31, 1995 and December 19, 1996 follows:

                                                      DECEMBER 31, 1995      DECEMBER 19, 1996
                                                      ------------------     ------------------
                                                      CARRYING     FAIR      CARRYING     FAIR
                                                       AMOUNT      VALUE      AMOUNT      VALUE
                                                      --------     -----     --------     -----
     Forward foreign exchange contracts.............    2,879      2,878         938        969
                                                        =====      =====       =====      =====

     Gains are recorded when realized and losses are recorded currently.

(26) RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY AS DETERMINED USING U.S. GAAP

     German GAAP varies in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected net income for the year ended December 31, 1995 and the period ended December 19, 1996 to the extent quantified below, as well as shareholders' equity (deficit) at December 31, 1995 and December 19, 1996.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

RECONCILIATION OF NET INCOME TO U.S. GAAP

     The following is a reconciliation of the significant adjustments necessary to reconcile net income in accordance with U.S. GAAP to the amounts determined under German GAAP, for the year ended December 31, 1995 and the period ended December 19, 1996.

                                                                      YEAR ENDED      PERIOD ENDED
                                                                     DECEMBER 31,     DECEMBER 19,
                                                                         1995             1996
                                                                     ------------     ------------
Net income as reported in the consolidated profit and loss account
  under German GAAP................................................       7,782            6,401
Amortization of step-up -- MAAG purchase of KSH....................     (10,848)          (9,091)
Amortization of step-up -- former Ringsdorff Sinter GmbH...........        (220)            (391)
Elimination of extraordinary gains on purchase of Ringsdorff.......      (2,700)              --
Pensions and similar obligations...................................        (753)          (1,431)
Non-taxable investment allowances..................................         190              312
Reserves not required for U.S. GAAP................................         370             (334)
Anniversary payments...............................................        (204)           1,097
Depreciation.......................................................        (580)            (943)

Deferred taxes on U.S./German differences
  Amortization of step-up of buildings.............................         167              167
  Pensions and similar obligations.................................         324              615
  Reserves not required for U.S. GAAP..............................        (159)             144
  Anniversary payments.............................................          88             (170)
  Depreciation.....................................................         249              405
  Net operating loss carryforwards.................................        (275)             (44)
                                                                         ------           ------

Net loss in accordance with U.S. GAAP..............................      (6,569)          (3,262)
                                                                         ======           ======

INCOME STATEMENT PRESENTATION UNDER U.S. GAAP

     Certain items in the profit and loss account would be classified differently under U.S. GAAP. These items include reversals for accrued expenses and allowances to doubtful accounts that would generally be recorded as reductions to the original expense line items under U.S. GAAP rather than as income.

     The extraordinary expenses reported under German GAAP would be classified as an expense charged to income from ordinary business activities under U.S. GAAP.

     The following is a presentation of certain income statement information in accordance with U.S. GAAP.

                                                                      YEAR ENDED      PERIOD ENDED
                                                                     DECEMBER 31,     DECEMBER 19,
                                                                         1995             1996
                                                                     ------------     ------------
Results from ordinary activities...................................     (5,336)          (2,511)
Loss before income taxes...........................................     (5,336)          (2,511)
Income taxes.......................................................     (1,233)            (751)
                                                                        ------           ------
Net loss in accordance with U.S. GAAP..............................     (6,569)          (3,262)
                                                                        ======           ======

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

RECONCILIATION OF SHAREHOLDERS' DEFICIT TO U.S. GAAP

     The following is a reconciliation of the significant adjustments necessary to reconcile shareholders' equity (deficit) in accordance with U.S. GAAP to the amounts determined under German GAAP, as of December 31, 1995 and December 19, 1996:

                                                                          AT               AT
                                                                     DECEMBER 31,     DECEMBER 19,
                                                                         1995             1996
                                                                     ------------     ------------
Shareholders' equity (deficit) as reported in the consolidated
  balance sheet under German GAAP..................................          --               --
Cumulative loss in excess of equity -- 1 January...................     (54,905)         (48,382)
Amortization of step-up -- MAAG purchase of KSH....................      43,013           33,922
Amortization of step-up -- Ringsdorff Sinter GmbH..................       2,711            2,318
Elimination of extraordinary gain on purchase of Ringsdorff........      (2,700)          (2,700)
Pensions and similar obligations...................................      (1,594)          (3,025)
Non-taxable investment allowances..................................      (1,499)          (1,187)
Reserves not required for U.S. GAAP................................       1,648            1,314
Anniversary payments...............................................      (1,097)              --
Accumulated depreciation...........................................      25,147           24,204
Deferred taxes on U.S./German differences
  Pensions and similar obligations.................................         685            1,301
  Reserves not required for U.S. GAAP..............................        (709)            (565)
  Anniversary payments.............................................         472              302
  Depreciation.....................................................     (10,813)         (10,408)
  Net operating loss carryforwards.................................       1,604            1,560
  Step-up of buildings.............................................      (3,167)          (3,000)
                                                                        -------          -------
Shareholders' deficit in accordance with U.S. GAAP.................      (1,206)          (4,346)
                                                                        =======          =======

RECONCILIATION OF CHANGES IN SHAREHOLDERS' EQUITY IN ACCORDANCE WITH US GAAP

                                                                          AT               AT
                                                                     DECEMBER 31,     DECEMBER 19,
                                                                         1995             1996
                                                                     ------------     ------------
Shareholders' deficit, beginning of year, in accordance with U.S.
  GAAP.............................................................      (1,154)          (1,206)
Net loss in accordance with U.S. GAAP..............................      (6,569)          (3,262)
Increase in share capital..........................................       3,700               --
Increase in capital attributable to the purchase of Ringsdorff
  Sinter GmbH......................................................       2,930               --
Difference from currency translation...............................        (113)             122
                                                                        -------          -------
Shareholders' deficit, end of period, in accordance with U.S.
  GAAP.............................................................      (1,206)          (4,346)
                                                                        =======          =======

CASH FLOW PRESENTATION UNDER U.S. GAAP


     There are no material differences between the amounts or presentation of the Statement of Cash Flows and FAS 95, except for, at December 19, 1996, the difference in cash and cash equivalents results from an overdraft of DM4,166 which is classified as short term debt for U.S. GAAP purposes and a reduction to cash for German GAAP purposes. The cash provided by financing activities under U.S. GAAP would reflect an increase by a corresponding amount.


BALANCE SHEET PRESENTATION UNDER U.S. GAAP

     Under U.S. GAAP, all receivables due after one year and all liabilities payable after one year are classified as non-current.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

     German GAAP does not require presentation of a classified balance sheet. Summarized balance sheet information measured and classified in accordance with U.S. GAAP is as follows:

                                                                          AT               AT
                                                                     DECEMBER 31,     DECEMBER 19,
                                                                         1995             1996
                                                                     ------------     ------------
ASSETS
Current assets:
  Cash and cash equivalents........................................       3,038            5,290
  Other current assets.............................................      62,323           77,812
                                                                        -------          -------
          Total current assets.....................................      65,361           83,102
Noncurrent assets..................................................     126,114          114,114
                                                                        -------          -------
          Total assets.............................................     191,475          197,216
                                                                        =======          =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................      26,913           41,693
  Short-term debt and current portion of long-term debt............     102,872          114,171
  Accruals.........................................................      13,457           15,667
                                                                        -------          -------
          Total current liabilities................................     143,242          171,531
Noncurrent liabilities:
  Long-term debt...................................................      19,601              631
  Other noncurrent liabilities.....................................      29,838           29,400
                                                                        -------          -------
          Total long-term liabilities..............................      49,439           30,031
Shareholders' deficit:
  Shareholders' deficit............................................      (1,206)          (4,346)
                                                                        -------          -------
          Total liabilities and shareholders' equity...............     191,475          197,216
                                                                        =======          =======

     A brief explanation of the most significant differences follows.

(a) Cumulative loss in excess of equity

     Under German GAAP, the cumulative loss in excess of net equity is reflected as an asset. This is not permitted in U.S. GAAP, as this amount resides in equity.

(b) Amortization of step-up -- MAAG purchase of KSH

     The acquisition of 74% and 24% of KSH by MAAG Holding AG on September 22, 1986 and August 19, 1993, respectively, did not impact the financial statements for German GAAP purposes. For U.S. GAAP purposes the purchase price paid by MAAG has been allocated to the fair value of the assets and liabilities acquired. The excess of the price paid by MAAG over the fair value of the assets and liabilities acquired has been allocated to goodwill and is being amortized over 10 years.

(c) Amortization of step-up -- former Ringsdorff Sinter GmbH
    Elimination of extraordinary gain on purchase of Ringsdorff

     As of April 4, 1995 Krebsoge Sinterholding GmbH (KSH) acquired the shares of Ringsdorff Sinter GmbH, Bonn, from SGL Carbon AG in exchange for 11% ownership of the subscribed capital in KSH with a nominal value 3,700. Under German GAAP a nontaxable extraordinary gain of 2,700 was recorded for the

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

excess of the net equity of 6,400 of the acquired company over the nominal value of the consideration given. U.S. GAAP requires the acquiring company to record an acquisition on the basis of the fair value of the consideration given (8,950) or the fair value of the acquired net assets whichever is more readily determinable. The excess of the purchase price over net book value is allocated to machinery and equipment and is amortized over ten years.

(d) Pensions and similar obligations

     The pension obligations of KSH are provided for by a range of defined benefit pensions plans. The amount of the accrual was calculated in accordance with German GAAP and tax legislation, which does not take inflation into account and uses the discount rate according to the legislation. Under U.S. GAAP the accrual has been calculated by an actuary applying the principles of SFAS 87.

     For 1995 and 1996, the assumed discount rate and post-retirement pension increases used in calculating the projected benefit obligation were 6.5% and 2.5%.

     The Company adopted SFAS 87, Employers Accounting for Pensions effective December 31, 1992 because it was not feasible to apply the statement retroactively to the year ended December 31, 1989, the applicable adoption date specified in the standard. The portion of the transition obligation applicable to periods prior to 1992 was not considered material.

(e) Non-taxable investment allowances

     Under German GAAP tax free investment allowances are accounted for under the flow-through method (taken to income) of which treatment is not consistent under U.S. GAAP.

(f) Reserves not required for U.S. GAAP

     (i) Deferred maintenance accrual

     As required by German GAAP, the costs of maintenance performed within three months following the year end have been accrued as liabilities at year end. Under U.S. GAAP, the cost of maintenance is recognized in the periods incurred.

     (ii) Estimated losses on future contracts

     As required by German GAAP, the expected loss to be incurred on future delivery contracts have been accrued as liabilities at year end. Such loss considers all internal costs, including indirect selling and administrative. Under U.S. GAAP, allocation of indirect costs for purposes of determining inventoriable costs is not permitted.

     (iii) Allowance for doubtful accounts

     Under German GAAP, an allowance for doubtful accounts has been accrued in the amount of 3% of outstanding receivables less VAT. Under U.S. GAAP an allowance of 2% would be more appropriate as this more clearly approximates past experience.

     (iv) Warranty expense

     Under German GAAP, an accrual for warranty expense has been provided in the amount of 0.5% of sales. Under U.S. GAAP an accrual of 0.25% would be more appropriate as this more closely approximates past experience.

                          KREBSOGE SINTERHOLDING GMBH

                              (IN THOUSANDS OF DM)

(g) Anniversary payments

     Prior to 1996 the Company expensed anniversary payments for long-term service to the company as incurred under German GAAP; beginning in 1996 these costs were accrued based on vesting, but are only tax deductible as paid. Under U.S. GAAP these costs are accrued based on vesting.

(h) Depreciation

     Under German GAAP, accelerated methods of depreciation as well as straight line depreciation are used. Estimates of the difference between accelerated and straight line methods of depreciation were prepared by the company based on certain assumptions of average useful lives. Assumed average useful lives were as follows:

            Land and buildings.........................................   40 years
            Machinery and equipment....................................   10 years
            Office equipment...........................................    5 years

(i) Deferred taxes

     Under German GAAP, deferred tax assets are generally provided for temporary differences using the partial liability method. Deferred taxes are not provided for differences that are not expected to reverse in the foreseeable future, nor are they recognized for the effects of NOLs.

     Under U.S. GAAP, deferred taxes are provided for all temporary differences between the financial reporting and tax bases of assets and liabilities that will reverse during future taxable periods, including deferred tax assets relating to NOLs. Deferred taxes are also provided for the income tax effects of differences between U.S. GAAP and German GAAP. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

OTHER MATTERS

  Unrealized exchange gains

     Under German GAAP, unrealized exchange gains are not recognized. Under U.S. GAAP, unrealized exchange gains were not of a material amount.

(27) SUBSEQUENT EVENT

     On October 11, 1996, Sinter Metals, Inc., Cleveland/USA (SMI), signed a definitive purchase agreement with MAAG Holding AG to purchase the Company for U.S. $150 million (exchange rate DM 1.50 = U.S. $1.00), less net indebtedness of approximately DM 116 million; the agreement was consummated on December 19, 1996 and the Company was acquired by SMI and affiliates.

     These financial statements are prepared using the historical cost basis, and do not reflect any purchase accounting or other decisions taken or to be taken by SMI in connection with the purchase of the Company.

(28) KREBSOGE SINTERHOLDING GMBH'S BOARD OF MANAGEMENT

     Dr.-Ing. Lothar Albano-Muller, Schwelm (Chairman)

     Dipl.- Wirtsch.-Ing. Eckhard Hirschfeld, Remscheid-Lennep (until December 31, 1995)

     Total remuneration of the management was 472 (1995: 797).

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                The following unaudited pro forma financial information (the "Unaudited Pro Forma Financial Information") is based on the historical financial statements of the Registrant, Powder Metal Holding, Inc. and Krebsoge Sinter Holding GmbH each of which was acquired on December 19, 1996 (the "Acquisitions") and has been prepared to illustrate the effects of such Acquisitions and the credit facility entered into by the Registrant to finance the Acquisitions. The Acquisitions and such credit facility are more completely described on the Registrant's 8-K to which this 8-KA relates.

     The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 give effect to each of these transactions as if such transactions had been completed as of January 1, 1996.

     The Acquisitions have been accounted for using the purchase method of accounting. The total purchase cost of the Acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The cash purchase price for the Acquisitions is final but the purchase price allocation at December 31, 1996 is preliminary. The final allocation of the purchase price is contingent upon the receipt of the final appraisals of certain acquired assets and final determination of assumed liabilities, and is not expected to differ materially from the preliminary allocation.

        The Unaudited Pro Forma Financial Information does not purport to represent the actual results of operations of the Registrant had the transactions and events assumed therein in fact occurred on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Financial Information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      YEAR ENDED DECEMBER 31, 1996
                                      -------------------------------------------------------------
                                              HISTORICAL (1)                     PRO FORMA
                                      ------------------------------     --------------------------
                                       SINTER    KREBSOGE     PMH        ADJUSTMENTS   CONSOLIDATED
                                      --------   --------   --------     -----------   ------------
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $111,888   $159,265   $101,671       $    --       $372,824
Cost of sales.......................    86,176    125,439     90,730          (908)(2)    301,437
                                      --------   --------   --------       -------       --------
  Gross profit......................    25,712     33,826     10,941           908         71,387
Selling, general and administrative
  expenses..........................    10,289     24,470      6,167        (2,000)(3)     38,926
Amortization of intangible assets...       415      6,315         --        (3,331)(4)      3,399
                                      --------   --------   --------       -------       --------
  Income from operations............    15,008      3,041      4,774         6,239         29,062
Interest expense....................       456      5,379      2,314        11,250(5)      19,399
Other expense/(income)..............      (153)      (670)       250            --           (573)
                                      --------   --------   --------       -------       --------
  Income before income tax
     expense........................    14,705     (1,668)     2,210         5,012         10,235
Income tax expense..................     5,350        499         38        (1,587)         4,300
                                      --------   --------   --------       -------       --------
Net income/(loss)...................  $  9,355   $ (2,167)  $  2,172       $(3,425)      $  5,935
                                      ========   ========   ========       =======       ========
Weighted average common shares
  outstanding.......................     7,550                                              7,750
Net income per share................  $   1.24                                           $    .79
OTHER FINANCIAL DATA:
Depreciation and amortization.......  $  5,025   $ 15,024   $  5,812       $(1,857)      $ 24,004
Capital expenditures................    11,035      6,763      7,050                       24,848


---------------
(1) Reflects the historical financial statements of the companies. The 1996 statement of operations for PMH includes only the results for the period from January 1, 1996 to November 22, 1996, which corresponds with the audited financial statements of PMH included elsewhere herein. The 1996 statement of operations for Krebsoge includes the results of operations for the period January 1, 1996 to December 19, 1996, which corresponds with the audited financial statements of Krebsoge included elsewhere herein. All references in this Report to the year ended 1996 refer to the period from January 1, 1996 to November 22, 1996 with respect to PMH, and the period from January 1, 1996 to December 19, 1996 with respect to Krebsoge. The consolidated statement of income for 1996 included in the audited financial statements of Krebsoge included elsewhere herein was prepared in accordance with German GAAP but has been converted into U.S. GAAP for purposes of this pro forma presentation. See Note 26 to the audited financial statements of Krebsoge for discussion of the primary differences between German GAAP and U.S. GAAP. Krebsoge's results of operations were converted to U.S. dollars using the average exchange rate for 1996 of 1.50 DMs per U.S. dollar.

(2) Represents the adjustment to cost of sales resulting from:

          Increased depreciation as a result of the step-up in value of
            property, plant and equipment................................  $    617
          Reversal of step-up in finished goods inventory................       800
          Reduced raw material costs by purchasing under existing Sinter
            contracts....................................................    (1,000)
          Elimination of operating lease as a result of property
            acquisition..................................................    (1,325)
                                                                           --------
                                                                           $   (908)
                                                                           ========

(3) Represents the cost reductions that result directly from the Acquisitions, summarized as follows:

          Reduced administrative headcount from closing duplicative
            facilities...................................................  $  1,700
          Elimination of other duplicative costs.........................       300
                                                                           --------
                                                                           $  2,000
                                                                           ========

(4) Represents the net reduction in goodwill amortization, as follows:

        (a) Pro forma amortization of goodwill and other intangible assets recognized as a result of the Acquisitions:

                                                                              ANNUAL
                                                               VALUE       AMORTIZATION
                                                              --------     ------------
            Goodwill recognized after identification of all
              other assets..................................  $117,015        $2,925
            Intangible assets identified during purchase
              price allocation..............................     1,000            59
                                                              --------        ------
                                                              $118,015        $2,984
                                                              ========        ======

            Consistent with the historical accounting policies of Sinter, and the expected cash flows from these investments, goodwill is being amortized over 40 years.

        (b) The results of operations for Krebsoge include goodwill associated with prior acquisitions. Since there is a new basis of accounting as a result of the Acquisitions, the historical amortization is reversed, as follows:

            Goodwill amortization reflected in Krebsoge historical
               results of operations (U.S. GAAP).........................  $ (6,315)
            Pro forma goodwill amortization (per Note (a) above).........     2,925
            Pro forma intangible asset amortization......................        59
                                                                           --------
                                                                           $ (3,331)
                                                                           ========

(5) Represents the adjustment to reflect (i) interest expense of $18,311 on $219,039 of borrowings under the New Credit Facility to complete the Acquisitions and repay a portion of Sinter's debt, (ii) amortization expense representing the New Credit Facility costs of $6,936, amortized over the eight year life of the facility and (iii) the interest expense related to a capital lease obligation recorded in the application of purchase accounting of $230. In the aggregate, such adjustments equate to a pro forma consolidated interest expense of $19,399 for the period ended December 31, 1996. The interest on the borrowings under the New Credit Facility was calculated using the rates in effect on December 31, 1996, as adjusted for the reduced interest rate based upon a reset leverage ratio, as defined in the New Credit Facility, as a result of the application of the net proceeds of the Offering.

(6) Represents the estimated tax effects of the adjustments, including the reversal of the utilization of operating loss carryforwards of PMH and Krebsoge that will be limited as a result of the Acquisitions.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SINTER METALS, INC.

Date:  February ___, 1997                /s/ Joseph W. Carreras
                                         -------------------------
                                         By:   Joseph W. Carreras
                                               Chairman of the Board
                                               and Chief Executive Officer

                                         /s/ Michael T. Kestner
                                         -------------------------
                                         By:   Michael T. Kestner
                                               Chief Financial Officer